Exhibit 3.2.4

AMENDED AND RESTATED

BYLAWS

OF

ARROW INTERNATIONAL, INC.

(a Pennsylvania corporation)

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1.1 Place. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors, or by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors of the Corporation.

Section 1.2 Annual Meeting. If required by applicable law, an annual meeting of shareholders shall be held for the election of directors at such date, time and place, if any, either within or without the Commonwealth of Pennsylvania, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 1.3 Special Meetings. Special meetings of shareholders may be called at any time by the Board of Directors, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the meeting, or by the President, any Vice President, the Secretary or the Treasurer of the Corporation. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the time of the meeting which, if the meeting is called by the Board of Directors or by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the meeting, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 1.4 Notice. Notice, stating the day and hour and geographic location, if any, of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be given by, or at the direction of, the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting at least five (5) days prior to the day named for the meeting, or ten (10) days in the case of a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, as amended. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 1.5 Quorum and Adjournment. The presence, in person, by proxy or by means of electronic technology, including, without limitation, the Internet, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Any regular or special meeting may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Notwithstanding the foregoing, (i) those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 1.6 Participation in Meetings via Telephone or Other Electronic Means. Shareholders may participate in any shareholders’ meeting by conference telephone, similar communications equipment or other electronic means, including without limitation, the Internet. Shareholders so participating will be deemed present at the meeting.

Section 1.7 Action by Shareholders. Except as may be otherwise required by law or specified in the Articles of Incorporation or in a bylaw adopted by the shareholders, whenever any corporate action is to be taken by a vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 1.8 Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent or consents, setting forth the action so taken, shall be given by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. The action shall not become effective until after at least ten (10) days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

Section 1.9 Shareholders List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each such shareholder. The list shall be produced and kept open at the time and place of each meeting of shareholders and shall be subject to the inspection of any shareholder during the meeting for the purposes thereof.

Section 1.10 Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 1.11 Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be the President of the Corporation. If the President is unable to fulfill this function for any reason, then the Board of Directors shall designate a presiding officer. The presiding officer shall have the authority to determine the order of business and to establish rules for the conduct of each shareholders’ meeting; provided that the presiding officer shall be fair to the shareholders in adopting such rules for and in conducting the meeting. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

ARTICLE II

DIRECTORS

Section 2.1 Board of Directors. Unless otherwise provided by law, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The number of directors of the Corporation shall be set by resolution of the Board.

Section 2.2 Election and Term of Office. Except as provided in these bylaws, directors shall be elected by the shareholders. Each director shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the Corporation. Directors shall hold office for one year and until their successors have been selected and qualified, or until their earlier death, resignation or removal.

Section 2.3 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director. A director selected to fill a vacancy shall serve for the balance of the unexpired term.

Section 2.4 Annual Meeting. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purpose of organization of the Board, election of officers and the transaction of any other business as may properly be brought before the meeting. No notice of any kind of the annual meeting of the Board of Directors need be given to either old or new directors.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places as the directors may determine from time to time. Notice of regular meetings need not be given.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by the President or by a majority of the directors then in office. Notice of every special meeting shall be given to each director not later than the second day immediately preceding the day of such meeting in the case of notice by mail or courier service, and not later than during the day immediately preceding the day of such meeting in the case of notice delivered personally or by facsimile transmission, e-mail or other electronic communication. Such notice shall state the time and geographic location, if any, of the meeting, but neither the business to be transacted at, nor the purpose of, the meeting need be specified in the notice of such meeting.

Section 2.7 Participation in Meetings via Telephone or Other Electronic Means. The Board of Directors may participate in meetings of the Board by conference telephone, similar communications equipment or other electronic means of which all persons participating in the meeting can hear each other. Directors so participating will be deemed present at the meeting.

Section 2.8 Quorum. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 2.9 Unanimous Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents setting forth the action so taken shall be given by all the directors in office and shall be filed with the secretary of the Corporation.

Section 2.10 Payments to Directors. The directors may be reimbursed for the expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or such other compensation for their services as may, from time to time, be fixed by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11 Salaries. The salaries and other compensation of officers and assistants shall be fixed by the Board of Directors.

Section 2.12 Distributions. The directors may, to the extent permitted by law, authorize and the Corporation may make distributions from time to time.

Section 2.13 Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office as provided for under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Section shall be prospective only and shall not increase, but may decrease a director’s liability with respect to actions or failures to act occurring prior to such change.

ARTICLE III

COMMITTEES

Section 3.1 Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to serve at the pleasure of the Board, consisting in each case of one or more directors, and may designate one or more directors as alternate members of such a committee. Any committee, to the extent provided in the resolution by which it is established, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

(a) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law of 1988, as amended;

(b) The creation or filling of vacancies in the Board of Directors;

(c) The adoption, amendment or repeal of these bylaws;

(d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

(e) Action on matters committed by a resolution of the Board of Directors to another committee of the Board of Directors.

In the absence or disqualification of a member and alternate member or members of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.

Section 3.2 Quorum. A majority of the directors appointed to a committee shall constitute a quorum for the transaction of business, and the acts of a majority of the directors appointed to a committee present and voting at a meeting of the committee at which a quorum is present shall be the acts of the committee.

Section 3.3 Meetings and Notices. A committee may, by resolution, fix regular meeting dates of which no notice need be given to members of the committee. Special meetings of a committee may be held at the call of the chairman of the committee upon such notice as is provided in these bylaws for special meetings of the Board of Directors. Any action required or permitted to be taken at a meeting of the members of a committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the members of the committee and shall be filed with the secretary of the Corporation.

Section 3.4 Board Submission. All action taken by the committees shall be reported to the Board not later than the next succeeding regular meeting of the Board.

ARTICLE IV

OFFICERS

Section 4.1 Number. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed, and, in addition, the Corporation may have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may elect. All officers shall be natural persons of full age. Any number of offices may be held by the same person. Officers may but need not be shareholders or members of the Board of Directors.

Section 4.2 Election. The officers and assistant officers shall be elected or appointed by the Board of Directors at its annual meeting, or as soon thereafter as possible, and shall hold office for a term of one year and until their successors are selected and qualified or until their earlier death, resignation or removal by the Board of Directors.

Section 4.3 Vacancies. A vacancy by reason of death, resignation or removal of any officer or assistant officer or by reason of the creation of a new office may be filled by the Board of Directors.

Section 4.4 General Duties. All officers and assistant officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these bylaws and as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

Section 4.5 President. The President shall be the chief executive officer of the Corporation and shall have active executive management of its operations, subject, however to the control of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and such other duties as may be assigned by the Board of Directors. The President shall preside at all meetings of the shareholders and of the Board of Directors.

Section 4.6 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.7 Secretary. The Secretary shall be custodian of the books and records of the Corporation other than those in the custody of the Treasurer. The Secretary shall be custodian of the seal and is hereby authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of shareholders and of the Board of Directors and shall be responsible for the giving of all notices of such meetings in accordance with these bylaws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned by the Board of Directors or by the President.

Section 4.8 Treasurer. The Treasurer shall be the financial officer of the Corporation. The Treasurer shall have charge and custody of, and be responsible for, all funds of the Corporation and the books and records relating to the same, and shall deposit all such funds in the name of the Corporation in depositories selected by the Board of Directors. The Treasurer shall render to the President and the Board of Directors, upon request, an account of all transactions taken as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform such other duties as are incident to the office of Treasurer and as may be assigned by the Board of Directors or by the President. The Treasurer shall, if required to do so by the Board of Directors, furnish bond in such form and amount and to cover such risks as the Board of Directors may determine.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 5.1 Indemnification of Directors, Officers and Other Persons. The Corporation shall indemnify any director, officer, employee or agent of the Corporation or any of its subsidiaries who was or is an “authorized representative” of the Corporation (which shall mean, for the purpose of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a “party” (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any “proceeding” (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of this Article attorneys’ fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

Section 5.2 Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 5.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance. Advancement of expenses under this Section shall not require authorization by the Board of Directors.

Section 5.3 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed “fines”; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 5.4 Security for Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

Section 5.5 Reliance upon Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

Section 5.6 Amendment or Repeal. All rights of indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

Section 5.7 Scope of Article. The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VI

FINANCIAL STATEMENTS TO SHAREHOLDERS

Section 6.1 Financial Statements. Unless otherwise agreed between the Corporation and a shareholder, the Corporation shall furnish to the shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more subsidiaries. In lieu of mailing the financial statements to the shareholders, the Corporation may send them by facsimile, e-mail or other electronic transmission to any shareholder who has supplied the Corporation with a facsimile number or address for electronic transmission for the purpose of receiving such financial statements from the Corporation.

ARTICLE VII

STOCK CERTIFICATES

Section 7.1 Issuance. Stock certificates shall be issued to all shareholders. Stock certificates shall be executed, by facsimile or otherwise, by the President or any Vice President and the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer, or by such other officers as the Board of Directors may direct. The fact that an officer whose signature, manual or in facsimile, appears on any stock certificate shall cease to be an officer of the Corporation, either before or after such certificate is issued, shall not invalidate such certificate.

Section 7.2 Loss or Destruction of Stock Certificates. In case of loss or destruction of a stock certificate, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction and, in the discretion of the Board of Directors, upon the posting of a bond or other indemnity in an amount satisfactory to the Board.

ARTICLE VIII

NOTICES

Section 8.1 Notice. Whenever any notice is required to be given to any person by law, the Articles of Incorporation or these bylaws, it shall be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the Corporation or, in the case of a director, to the address supplied by the director to the Corporation for the purpose of notice, or by facsimile number, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Corporation for the purpose of notice. Notice given by first class or express mail or courier service shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 8.2 Waiver of Notice. Whenever any written notice is required to be given under law, the Articles of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Validity. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice President or the Secretary or the Treasurer of the Corporation, or by such other officer or officers as the Board of Directors may from time to time designate, shall be deemed to be properly executed for and in behalf of the Corporation.

Section 9.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

AMENDMENTS

Section 10.1 Amendment. These bylaws may be altered, amended or repealed and new bylaws may be adopted by (i) a majority of the votes cast at a duly organized meeting of shareholders or (ii) with respect to those matters that are not by statute committed expressly to the shareholders, by the vote of a majority of the directors of the Corporation present and voting at any duly organized meeting of directors. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, and a copy of the proposed amendment or a summary of the changes to be effected thereby shall be included in, or enclosed with, the notice. No alteration, amendment or repeal of these bylaws that limits indemnification rights, increases the liability of directors or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon.